Exhibit 23.1

The Board of Directors
AvWorks Aviation Corp. (f/k/a Datamill Media Corp.)
4700 Hiatus Road, Suite 252
Sunrise, FL 33351

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the AvWorks Aviation Corp. (f/k/a Datamill Media Corp.) 2011 Employee and Consultant Stock Incentive Plan of my reports dated September 30,
2011 and November 22, 2011, with respect to the audits of the financial statements of Young Aviation, LLC (the main operational business of AvWorks Aviation Corp as of October 3, 2011)for the years ended December 31, 2010 and 2009, my report dated September 30, 2011, with respect to the reviews of the financial statements of Young Aviation, LLC for the three months ended March 31, 2011 and for the six months ended June 30, 2011 and my report dated November 22, 2011, with respect to the reviews of the financial statements of Young Aviation, LLC for the three and nine month periods ended September 30, 2011 and 2010, included in AvWorks Aviation Corp's Current Report on Form 8-K/A and its Amendments to Current Reports on Form 8-K/A, filed with the Securities and Exchange Commission.



/s/ Harris F. Rattray CPA
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Harris F. Rattray CPA
Pembroke Pines, Florida
March 23, 2012